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                                                                    EXHIBIT 11.1

                       CALCULATION OF EARNINGS PER SHARE
         FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1996

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                                                THREE MONTHS      THREE MONTHS       NINE MONTHS       NINE MONTHS
                                                    ENDED             ENDED             ENDED             ENDED
                                               SEPT. 30, 1996    SEPT. 30, 1995    SEPT. 30, 1996    SEPT. 30, 1995
-------------------------------------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . . . . . .  $1,395,676           $483,932        $ 3,965,342       $ 1,972,503
                                                ==========           ========         ==========       ===========

Common and common equivalent shares:
      Weighted average number of
      common shares outstanding
      during the period . . . . . . . . . . . .  5,504,280          3,273,298          5,463,983         3,238,482

      Common shares issuable upon
          conversion of convertible
          preferred stock
               Primary . . . . . . . . . . . .          --            958,721                              958,721
               Fully diluted  . . . . . . . . .         --            958,721                              958,721

      Common shares issuable upon exercise
          of outstanding stock options
               Primary . . . . . . . . . . . .     435,786            236,588            437,592           168,502
               Fully diluted . . . . . . . . .     438,985            236,588            455,596           168,502

      Common and common equivalent shares
          outstanding during the period
               Primary . . . . . . . . . . . .   5,940,066          4,468,607          5,901,575         4,365,705
                                                 =========          =========          =========         =========
               Fully diluted . . . . . . . . .   5,943,265          4,468,607          5,919,579         4,365,705
                                                 =========          =========          =========         =========
Earnings per share data
      Net income per common and common
          equivalent shares
               Primary . . . . . . . . . . . .    $   0.23           $   0.11           $   0.67          $   0.45
               Fully diluted . . . . . . . . .    $   0.23           $   0.11           $   0.67          $   0.45
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